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                                                                    EXHIBIT 23.9


                        CONSENT OF DUNN SWAN & CUNNINGHAM

         Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name under the heading "The Merger -- Certain United States Federal Income Tax Consequences" and "Legal Matters" in the Proxy
Statement/Prospectus constituting a part of this Registration Statement.


                                                    /S/DUNN SWAN & CUNNINGHAM
                                                    A Professional Corporation

Oklahoma City, Oklahoma
November 5, 1998